UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 4, 2011

Teleflex Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

155 South Limerick Road, Limerick, Pennsylvania		19468
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-948-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2011, in connection with certain refinancing transactions, Teleflex Incorporated (the "Company") entered into the following agreements:

(i) Series A Incremental Term Loan Agreement (the "Incremental Agreement"), which supplemented the Credit Agreement, dated as of October 1, 2007 (the "Credit Agreement") among the Company, the guarantors party thereto, the lending institutions identified in the Credit Agreement, Bank of America, N.A., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as amended; and

(ii) Amendment No. 4 to the Credit Agreement ("Amendment No. 4").

Incremental Agreement

The Incremental Agreement provided for an additional borrowing of Series A Incremental Term Loans (as defined in the Incremental Agreement) under the Credit Agreement in an aggregate principal amount of $100.0 million. The proceeds of the Series A Incremental Term Loans were used to repay a portion of Revolving Credit Loans (as defined in the Credit Agreement) borrowed in connection with the prepayment of the all of the Company’s existing 6.66% Series 2004-1 Tranche A Notes due 2011, 7.14% Series 2004-1 Tranche B Notes due 2014 and 7.46% Series 2004-1 Tranche C Notes due 2016, issued pursuant to the Note Purchase Agreement, dated July 8, 2004, as amended (the "2004 Note Purchase Agreement"), pursuant to the terms of the 2004 Note Purchase Agreement.

The Series A Incremental Term Loans will mature on October 1, 2014 (the same maturity date as the existing Tranche 2 Term Loans (as defined in the Credit Agreement) under the Credit Agreement) and will amortize in equal quarterly installments commencing on December 31, 2012, in aggregate annual amounts equal to 2.5% of the original principal amount of all Series A Incremental Term Loans, with the balance payable at maturity. The interest rate payable on the Series A Incremental Term Loans pursuant to the Credit Agreement is the same as the interest rate payable on the existing Tranche 2 Term Loans (as defined in the Credit Agreement).

The description of the Incremental Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 10.1 and incorporated herein by reference.

Amendment No. 4

Amendment No. 4 was effected to amend restrictions on investments to permit the Company to hold certain bonds, promissory notes and other securities in connection with ordinary course business activities. Amendment No. 4 became effective on March 4, 2011.

The description of the amendment to the Credit Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 10.2 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Series A Incremental Term Loan Agreement, dated as of March 4, 2011, among Teleflex Incorporated, as borrower, the guarantors party thereto, the lending institutions identified in the therein, and JPMorgan Chase Bank, N.A., as administrative agent.

10.2 Amendment No. 4, dated as of March 4, 2011, to the Credit Agreement dated as of October 1, 2007 among Teleflex Incorporated, as borrower, the guarantors party thereto, the lending institutions identified in the therein, Bank of America, N.A., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teleflex Incorporated

March 10, 2011	By:	Richard A. Meier

Name: Richard A. Meier
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Series A Incremental Term Loan Agreement, dated as of March 4, 2011, among Teleflex Incorporated, as borrower, the guarantors party thereto, the lending institutions identified in the therein, and JPMorgan Chase Bank, N.A., as administrative agent.
10.2	Amendment No. 4, dated as of March 4, 2011, to the Credit Agreement dated as of October 1, 2007 among Teleflex Incorporated, as borrower, the guarantors party thereto, the lending institutions identified in the therein, Bank of America, N.A., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as amended.